UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 15, 2025

Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 West Dillon Rd. Louisville, Colorado	80027
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On April 15, 2025, Charles Watts, M.D., a member of the Board of Directors (the “Board”) of Biodesix, Inc. (the “Company”), notified the Company of his intention to resign from his position as a director of the Board and as a member of the Compensation Committee, effective at the conclusion of the Company’s 2025 Annual Meeting of Stockholders on May 20, 2025 (the “2025 Annual Meeting”). Dr. Watts has served as a director of the Company since July 2019. Dr. Watts’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 15, 2025, Jack Schuler, a member of the Board, notified the Company of his intention to resign from his position as a director of the Board and as a member of the Nominating and Corporate Governance Committee, effective at the conclusion of the 2025 Annual Meeting. Mr. Schuler has served as a director of the Company since June 2008. Mr. Schuler will transition to the role of director emeritus, where he will continue to provide his expertise and guidance to the Company in a non-voting, advisory capacity. Mr. Schuler’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Company expresses its gratitude to Dr. Watts and Mr. Schuler for their dedicated service and significant contributions to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2025	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer